UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 29, 2016

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE

(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Current Report on Form 8-K is being filed by Great Plains Energy Incorporated (“Great Plains Energy”) and Kansas City Power & Light Company (“KCP&L”). KCP&L is a wholly-owned subsidiary of Great Plains Energy and represents a significant portion of its assets, liabilities, revenues, expenses and operations. Thus, all information contained in this report relates to, and is filed by, Great Plains Energy. Information that is specifically identified in this report as relating solely to Great Plains Energy, such as its financial statements and all information relating to Great Plains Energy’s other operations, businesses and subsidiaries, including KCP&L Greater Missouri Operations Company (“GMO”), does not relate to, and is not filed by, KCP&L. KCP&L makes no representation as to that information. Neither Great Plains Energy nor GMO has any obligation in respect of KCP&L’s debt securities and holders of such securities should not consider Great Plains Energy’s or GMO’s financial resources or results of operations in making a decision with respect to KCP&L’s debt securities. Similarly, KCP&L has no obligation in respect of securities of Great Plains Energy or GMO.

Item 1.01.	Entry into a Material Definitive Agreement.

The Merger Agreement

On May 29, 2016, Great Plains Energy and Westar Energy, Inc., a Kansas corporation (“Westar”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Great Plains Energy, Westar and, from and after its accession thereto, a wholly owned subsidiary of Great Plains Energy to be incorporated in the State of Kansas (“Merger Sub”). Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Westar (the “Merger”), with Westar continuing as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned subsidiary of Great Plains Energy.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $5.00 par value, of Westar (the “Westar common stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by Westar as treasury stock, shares owned by a wholly owned subsidiary of Westar, Great Plains Energy or Merger Sub or shares owned by any holder who is entitled to and has properly preserved appraisal rights) will be converted automatically into the right to receive (i) $51.00 in cash, without interest (the “Cash Consideration”) and (ii) a number, rounded to the nearest 1/10,000 of a share, of validly issued, fully paid and nonassessable shares of common stock, no par value, of Great Plains Energy (“Great Plains Energy Common Stock”) equal to the Exchange Ratio (as described below) (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

The Exchange Ratio is calculated as follows:

if the volume weighted average share price of Great Plains Energy Common Stock on the New York Stock Exchange for the twenty consecutive full trading days ending on (and including) the third trading day immediately prior to the date of the Effective Time (the “Great Plains Energy Average Stock Price”) is:

(a) greater than $33.2283, the Exchange Ratio will be 0.2709;

(b) greater than or equal to $28.5918 but less than or equal to $33.2283, the Exchange Ratio will be an amount equal to the quotient obtained by dividing (x) $9.00 by (y) the Great Plains Energy Average Stock Price; or

(c) less than $28.5918, the Exchange Ratio will be 0.3148.

Immediately prior to the Effective Time, each outstanding and unvested Westar restricted share unit, performance unit and other contractual right to receive Westar common stock will be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration, plus dividend equivalents associated with such unit or right, subject to any withholding taxes.

The Merger Agreement also provides that upon the consummation of the Merger, one Westar director serving on the Westar board of directors immediately prior to the Effective Time, to be selected by Great Plains Energy in consultation with Westar, will be elected or appointed to the Great Plains Energy board of directors.

The completion of the Merger is subject to various customary conditions, including, among others (i) the approval of the Merger by the Westar shareholders; (ii) the approval by the Great Plains shareholders of the issuance of shares of Great Plains Energy Common Stock to the Westar shareholders in the Merger as required under the rules of the New York Stock Exchange; (iii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act; (iv) receipt of all required regulatory approvals from, among others, the Federal Energy Regulatory Commission, the U.S. Nuclear Regulatory Commission and the Kansas Corporation Commission (provided that such approvals do not result in a material adverse effect on Great Plains Energy and its subsidiaries, after giving effect to the Merger); (v) effectiveness of the registration statement for the shares of Great Plains Energy Common Stock to be issued to Westar shareholders in the Merger and approval of the listing of such shares on the New York Stock Exchange; (vi) the absence of any material adverse effect with respect to Westar Energy and its subsidiaries; (vii) the absence of laws or judgments, whether preliminary, temporary or permanent, which may prevent, make illegal or prohibit the completion of the Merger; and (viii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Westar and Great Plains Energy, respectively, and compliance by Westar and Great Plains Energy with their respective obligations under the Merger Agreement.

The Merger Agreement contains (a) customary representations and warranties of Westar and Great Plains Energy, (b) covenants of Westar to conduct its businesses in the ordinary course and not to take certain actions prior to the closing of the Merger without the approval of Great Plains Energy and (c) covenants of Westar and Great Plains Energy with respect to, among other things, cooperation on seeking necessary regulatory approvals and access to information. Great Plains Energy has agreed to use its reasonable best efforts to (i) obtain the financing contemplated by the commitment letter, as described in further detail below, and (ii) obtain regulatory approvals necessary to consummate the Merger, provided that Great Plains Energy is not obligated to agree to any such approvals that would impose any terms or conditions that would reasonably be expected to result in a material adverse effect on Great Plains Energy and its subsidiaries, including Westar and its subsidiaries, after giving effect to the Merger.

Westar and Great Plains Energy have also agreed not to (a) solicit proposals relating to alternative business combination transactions or (b) subject to certain exceptions, enter into discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions. Prior to obtaining the requisite shareholder approval by Westar and Great Plains Energy, each party’s board of directors may (i) withdraw or change its recommendation that, in the case of Westar, the Westar shareholders approve and adopt the Merger Agreement, and, in the case of Great Plains Energy, the Great Plains Energy shareholders approve the issuance of the Great Plains Energy Common Stock to the Westar shareholders in the Merger or (ii) approve or recommend any superior proposal. Westar has the right to terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a superior proposal that did not result from a material breach of the Merger Agreement, subject to complying with notice and other specified conditions, including providing Great Plains Energy with the opportunity to propose revisions to the terms of the transaction contemplated by the Merger Agreement and the payment of the termination fee by Westar, as described below, prior to or concurrently with such termination.

The Merger Agreement also contains certain termination rights of Westar and Great Plains Energy, including the right of either party to terminate the Merger Agreement if the Merger is not consummated by May 31, 2017, subject to extension in certain cases for an additional six months (the “End Date”). Either party may also terminate the Merger Agreement if the Westar shareholder approval or the Great Plains Energy shareholder approval has not been obtained at a duly convened meeting of Westar’s or Great Plains Energy’s shareholders or an order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become final and nonappealable. In addition, Westar may terminate the Merger Agreement if all of the conditions to closing of the Merger have been satisfied or waived and Great Plains Energy does not consummate the closing of the Merger on the day the closing should have been consummated and fails to consummate the closing within five business days of receipt of notice from Westar requesting such consummation. Each of Westar and Great Plains Energy may terminate the Merger Agreement if the other party’s board of directors changes or withdraws its recommendation prior to the shareholders’ meeting of such other party.

The Merger Agreement provides that in connection with the termination of the Merger Agreement under specified circumstances relating to a failure to obtain regulatory approvals prior to the End Date, a final and nonappealable order enjoining the consummation of the Merger in connection with regulatory approvals or failure by Great Plains Energy to consummate the Merger once all of the conditions have been satisfied, Great Plains Energy may be required to pay Westar a termination fee of $380 million. In addition, in the event that the Merger Agreement is terminated by Westar under certain circumstances to enter into a definitive acquisition agreement with respect to a superior proposal or by Great Plains Energy as a result of Westar’s board of directors changing its recommendation of the Merger prior to the Westar shareholder approval having been obtained, Westar may be required to pay Great Plains Energy a termination fee of $280 million. Further, if the Merger Agreement is terminated by Westar as a result of the Great Plains Energy board of directors changing its recommendation to the Great Plains Energy shareholders as a result of a superior proposal prior to the Great Plains Energy shareholder approval having been obtained, Great Plains Energy may be required to pay Westar a termination fee of $180 million. Additionally, if the Merger Agreement is terminated by either Great Plains Energy or Westar as a result of the Great Plains Energy shareholders not approving the issuance of the Great Plains Energy Common Stock to the Westar shareholders in the Merger, Great Plains Energy may be required to pay Westar a termination fee of $80 million.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

Bridge Facility Commitment Letter

On May 29, 2016, and in connection with the Merger Agreement, Great Plains Energy entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA (“GS Bank”) and Goldman Sachs Lending Partners LLC (“GS Lending Partners”). The Commitment Letter provides that, subject to the conditions set forth therein, GS Bank and GS Lending Partners will commit to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of $8.017 billion (the “Bridge Facility”), consisting of the $7.517 billion senior unsecured term loan to fund the Cash

Consideration in the Merger and a conditional $500 million senior unsecured term loan for working capital purposes. The Bridge Facility bears interest at LIBOR plus a margin ranging from 1.125% to 2.25%, depending on Great Plains Energy’s credit rating, subject to an increase of 0.25% for each 90 days that elapse after the closing of the Merger. Under the Commitment Letter, GS Bank will act as sole bookrunner and sole lead arranger for the Bridge Facility and will perform the duties customarily associated with such roles. It is anticipated that some or all of the Bridge Facility will be replaced or repaid by Great Plains Energy through one or a combination of the following: issuance of debt securities, preferred stock (including the transaction described below), common equity or other securities.

The commitment to provide the Bridge Facility is subject to certain conditions, including (i) the consummation of the Merger pursuant to the Merger Agreement; (ii) the absence of a material adverse effect with respect to Westar and its subsidiaries, taken as a whole; (iii) the accuracy of certain representations and warranties; (iv) the absence of certain defaults with respect to indebtedness of Great Plain Energy and its subsidiaries; (v) the delivery of certain financial information pertaining to each of Great Plains Energy and Westar; (vi) the absence of conflicts with any applicable law or order in any material respect; and (vii) the receipt of customary closing documents. Great Plains Energy will pay certain customary fees and expenses in connection with obtaining the Bridge Facility.

The foregoing summary of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Preferred Stock Purchase Agreement

On May 29, 2016, Great Plains Energy entered into a Stock Purchase Agreement (the “SPA”) with OCM Credit Portfolio LP, a limited partnership organized under the laws of Ontario (“Investor”), pursuant to which Great Plains Energy will, subject to the terms and conditions of the SPA, sell and issue to the Investor 750,000 shares (the “Investor Shares”) of preferred stock of Great Plains Energy designated as “7.25% Mandatory Convertible Preferred Stock, Series A” (the “Series A Preferred”), without par value, for an aggregate purchase price equal to $750,000,000 (the “Investor Consideration”), which is $1,000 per share of Series A Preferred to be issued at the closing of the transaction contemplated by the SPA.

Each share of Series A Preferred is mandatorily convertible into Great Plains Common Stock three years after issuance at a price equal to the average volume weighted average price (“VWAP”) of Great Plains Common Stock over twenty consecutive trading days commencing on the 22nd trading day prior to the date of conversion, subject to a minimum of 29.0855 shares of Great Plains Energy Common Stock (the “Minimum Conversion Rate”) if the value is equal to or greater than $34.38 and a maximum of 34.9026 shares of Great Plains Energy Common Stock (the “Maximum Conversion Rate”) if the value is less than or equal to $28.65, in each case, subject to adjustment pursuant to the terms of the Series A Preferred. Investor can voluntarily convert its Series A Preferred into Great Plains Energy Common Stock at any time at the Minimum Conversion Rate, subject to obtaining all necessary governmental approvals. Investor can also convert its Series A Preferred upon certain fundamental changes, including certain mergers and acquisitions of Great Plains Energy at the “Fundamental Change Conversion Rate” and will also receive a “Fundamental Change Dividend Make-whole Amount” based upon the consideration paid as part of, and timing of, the fundamental change (see the Certificate of Designation attached to the SPA for further information).

The Series A Preferred is entitled to a 7.25% quarterly dividend, payable in cash, Great Plains Energy Common Stock or a combination thereof, in the discretion of Great Plains Energy, and if paid in Great Plains Energy Common Stock, the Great Plains Common Stock will be valued at 90% of the average VWAP per share of Great Plains Energy Common Stock for the five trading days of the dividend reference period. The Series A Preferred has liquidation preference of $1,000 per share.

The SPA includes customary representations, warranties and covenants by the parties thereto. The transaction contemplated by the SPA is subject to various closing conditions, including the following: (i) approval of the Great Plains Energy shareholders to increase the number of authorized shares of Great Plains Energy Common Stock required for conversion of the Series A Preferred; (ii) no material adverse change having occurred with respect to Great Plains Energy and its subsidiaries, including Westar and its subsidiaries; (iii) the consummation of the Merger pursuant to the Merger Agreement; (iv) accuracy of representations and warranties (with appropriate materiality qualifiers); (v) rendering of applicable legal opinion; (vi) absence of any law or governmental order that enjoins, prohibits or materially alters the terms of the transactions contemplated by the SPA; and (vii) no material amendments to the Merger Agreement or the Commitment Letter.

In the event that Great Plains Energy agrees prior to the closing of the transaction contemplated by the SPA to issue in any private placement any shares of preferred stock of Great Plains Energy on terms that are more favorable in the aggregate than the Series A Preferred, then Great Plains Energy agreed to offer the same terms to Investor.

In addition, Great Plains Energy has agreed to enter into an Investor Rights Agreement, in the form attached to the SPA (the “Investor Rights Agreement”), with Investor at the closing of the transaction contemplated by the SPA. Under the Investor Rights Agreement, Great Plains Energy is obligated to file a shelf registration statement pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale from time to time of the Investor Shares, Great Plains Energy Common Stock issued or issuable upon conversion of the Investor Shares and any other equity securities or equity interests in any successor of Great Plains Energy issued in respect of the Investor Shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity, merger or similar event involving a change in the capital structure of Great Plains Energy or its successor. Investor will be entitled to certain customary demand registration rights and piggyback registration rights under the Securities Act of 1933. Additionally, Investor will be entitled to name two directors to the Great Plains Energy board of directors if dividends payable with respect to the Series A Preferred are in arrears for two quarters and one observer on the Great Plans Energy board of directors if Great Plains Energy’s credit rating is downgraded to below investment grade, so long as Investor holds 50% of its original investment and subject to all necessary governmental approvals being obtained.

The foregoing summary of the SPA, including the description of the Investor Rights Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the SPA, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The summary of the SPA and the transactions contemplated thereby in Item 1.01 of this Form 8-K is incorporated by reference in its entirety into this Item 3.02. Such summary is qualified in its entirety by reference to the complete text of the SPA, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference in its entirety into this Item 3.02. Great Plains Energy intends to issue the Investor Shares pursuant to the SPA in a private transaction exempt from registration in reliance on Section 4(a)(2) of the Securities Act.

Item 8.01.	Other Events.

On May 31, 2016, Great Plains Energy and Westar jointly issued a press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward Looking Statements

Statements made in this Current Report on Form 8-K that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Great Plains Energy’s proposed acquisition of Westar, shareholder and regulatory approvals, the completion of the proposed transactions, benefits of the proposed transactions, and anticipated future financial measures and operating performance and results, including estimates for growth and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: the risk that Great Plains Energy or Westar may be unable to obtain shareholder approvals for the proposed transactions or that Great Plains Energy or Westar may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close; risks relating to the potential decline in the Great Plains Energy share price resulting in an increase in the exchange ratio of Great Plains Energy shares offered to Westar shareholders in accordance with the transaction agreement and resulting in reduced value of the proposed transactions to Great Plains Energy shareholders; the risk that a condition to the closing of the proposed transactions or the committed debt or equity financing may not be satisfied; the failure to obtain, or to obtain on favorable terms, any equity, debt or equity-linked financing necessary to complete or permanently finance the proposed transactions and the costs of such financing; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions; the receipt of an unsolicited offer from another party to acquire assets or capital stock of Great Plains Energy or Westar that could interfere with the proposed transactions; the timing to consummate the proposed transactions; the costs incurred to consummate the proposed transactions; the possibility that the expected value creation from the proposed transactions will not be realized, or will not be realized within the expected time period; the credit ratings of the companies following the proposed transactions; disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the proposed transactions; future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the Companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital, derivatives and hedges and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including but not limited to cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s ability to successfully manage transmission joint ventures or to integrate the transmission joint ventures of Westar; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties will be discussed in the joint proxy statement/prospectus and other materials that Great Plains Energy will file with the SEC in connection with the proposed transactions. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement. Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transactions, Great Plains Energy will file a Registration Statement on Form S-4, that includes a joint proxy statement of Great Plains Energy and Westar, which also constitutes a prospectus of Great Plains Energy, as well as other materials. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, WESTAR AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (when available) and other documents that will be filed by Great Plains Energy and Westar with the SEC at http://www.sec.gov, the SEC’s website, or from Great Plains Energy’s website (http://www.greatplainsenergy.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.” These documents will also be available free of change from Westar’s website (http://www.westarenergy.com/) under the tab “Investors” and then under the heading “SEC Filings.”

Participants in Proxy Solicitation

Great Plains Energy, Westar and their respective directors and certain of their executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Plains Energy’s and Westar’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Great Plains Energy is included in its definitive proxy statement for its 2016 annual meeting filed with SEC on March 24, 2016. Information regarding the officers and directors of Westar is included in its definitive proxy statement for its 2016 annual meeting filed with the SEC on April 1, 2016. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the registration statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2016, by and among Westar Energy, Inc., Great Plains Energy Incorporated and, from and after its accession thereto, Merger Sub (as defined therein)*

10.1	Commitment Letter, dated as of May 29, 2016, by Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC to Great Plains Energy Incorporated

10.2	Stock Purchase Agreement, dated as of May 29, 2016, by and between OCM Credit Portfolio LP and Great Plains Energy Incorporated

99.1	Press Release, dated May 31, 2016, jointly issued by Great Plains Energy Incorporated and Westar Energy, Inc.

*	Schedules attached to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Great Plains Energy will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 31, 2016

GREAT PLAINS ENERGY INCORPORATED

By:	/s/ Lori Wright
Name:	Lori Wright
Title:	Vice President – Corporate Planning, Investor Relations and Treasurer

KANSAS CITY POWER & LIGHT COMPANY

By:	/s/ Lori Wright
Name:	Lori Wright
Title:	Vice President – Corporate Planning, Investor Relations and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2016, by and among Westar Energy, Inc., Great Plains Energy Incorporated and, from and after its accession thereto, Merger Sub (as defined therein)*

10.1	Commitment Letter, dated as of May 29, 2016, by Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC to Great Plains Energy Incorporated

10.2	Stock Purchase Agreement, dated as of May 29, 2016, by and between OCM Credit Portfolio LP and Great Plains Energy Incorporated

99.1	Press Release, dated May 31, 2016, jointly issued by Great Plains Energy Incorporated and Westar Energy, Inc.

*	Schedules attached to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Great Plains Energy will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.